UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2015
Amedica Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 839-3500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.
The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to the Rights of Security Holders.
On December 11, 2015, Amedica Corporation (the “Company”) entered into an Amended and Restated Series A Warrant (the “Series A Warrant Amendment”) and an Amended and Restated Series C Warrant (the “Series C Warrant Amendment”) with each of the holders of the Series A Warrants and the Series C Warrants, respectively (each an “Investor”). Pursuant to such amendments, the exercise price of each of the Series A Warrants and the Series C Warrants has been fixed at $0.0998 and $0.10028, respectively, and the number of shares issuable by the Company pursuant to the exercise of the Series C Warrants shall not exceed 16.4 million, as more fully described below.
As previously disclosed, on September 11, 2015, the Company closed a concurrent public and private offering (the “Offerings”) of common stock (“Common Stock”) and Series A, Series B and Series C Warrants.
The Series B Warrants were automatically exercised in full in November 2015 at an exercise price of $0.10028 per share. The Company issued 49,862,877 shares of common stock pursuant to the automatic exercise of the Series B Warrants and received gross proceeds of approximately $5.0 million before placement agent fees and related expenses.
Prior to the Series A Warrant Amendment and pursuant to the adjustment provisions of the Series A Warrants, in connection with the automatic exercise of the Series B Warrants, the exercise price of the Series A Warrants was adjusted to $0.0998 and the number of shares underlying the Series A Warrants was increased from an aggregate of 13.1 million warrant shares to an aggregate of 63.0 million warrant shares. Also, prior to the amendment, the exercise price of the Series A Warrants was subject to further downward adjustment in conjunction with the automatic exercise of the Series C Warrants. Additionally, the Series A Warrants were to become exercisable beginning on the six month and one day anniversary of the date of issuance and would have remained exercisable until the close of business on the five and one-half year anniversary of the date of issuance, but not thereafter. Further, the Series A Warrants were exercisable on a cashless basis to the extent the resale of the shares underlying the Series A Warrants had not been registered with the Securities and Exchange Commission (the “SEC”) at the time of such exercise.
Prior to the Series C Warrant Amendment and pursuant to the adjustment provisions of the Series C Warrants, in connection with the automatic exercise of the Series B Warrants, the exercise price of the Series C Warrants was adjusted to $0.10028. Also, prior to Amendment, the Series C Warrants would have been automatically exercisable in full upon the occurrence of certain conditions and the exercise price was subject to downward adjustment and the number of shares underlying the Series C Warrants was subject to upward adjustment in connection with such automatic exercise.
Pursuant to the terms of the Series A Warrant Amendment, the exercise price of the Series A Warrants is fixed at $0.0998 per share and is no longer subject to further downward adjustment pursuant to an automatic exercise of the Series C Warrants. Also, the Series A Warrants are now exercisable as of December 11, 2015, the date of the amendment. Further, the Series A Warrants are exercisable on a cashless basis, provided that if the warrant holder is going to receive shares of common stock that have been registered with the SEC pursuant to a cashless exercise, the VWAP (as defined in the Series A Warrant) applicable to the cashless exercise calculation cannot exceed $0.15. As of December 11, 2015, the Company had registered for resale 13.1 million of the shares of common stock underlying the Series A Warrants with the SEC. For illustration purposes only, if the holders of the Series A Warrants exercised the Series A Warrants on a cashless basis to receive all 13.1 million shares that have been registered for resale, using an applicable VWAP of $0.15 in the calculation of such cashless exercise, the number of shares underlying the Series A Warrants would be reduced from an aggregate of 63.0 million warrant shares to an aggregate of 23.8 million warrant shares, or using an applicable VWAP of $0.13 in the calculation of such cashless exercise, the number of shares underlying the Series A Warrants would be reduced from an aggregate of 63.0 million warrant shares to an aggregate of 6.5 million warrant shares.
The foregoing description of the Amended and Restated Series A Warrants does not purport to be complete, and is qualified in its entirety by reference to the Form of Amended and Restated Series A Warrant attached hereto as Exhibit 4.1 and incorporated herein by reference.
Pursuant to the terms of the Series C Warrant Amendment, the exercise price of the Series C Warrants is fixed at $0.10028 per share and is no longer subject to further downward adjustment in connection with an automatic exercise of the Series C Warrants. Also, the maximum number of shares that can be issued pursuant to the exercise of the Series C Warrants is an aggregate of 16,404,200, of which 4.8 million were issued upon exercises prior to the amendment. Additionally, the Series C Warrants are no longer subject to automatic exercise but, rather, the holders of the Series C Warrants can exercise such warrants at any time prior to December 30, 2015, after which the Series C Warrants will terminate. Further, the number of shares underlying a Series A Warrant held by an Investor shall be increased by one for each share issued pursuant to the exercise of the Series C Warrant held by such investor.

The foregoing description of the Amended and Restated Series C Warrants does not purport to be complete, and is qualified in its entirety by reference to the Form of Amended and Restated Series C Warrant attached hereto as Exhibit 4.2 and incorporated herein by reference.
In connection with the amendment of the Series A and Series C Warrants, the Company entered into certain leak-out agreements (each, a “Leak-Out Agreement”) each by and between an Investor and the Company.
Each Leak-Out Agreement provides that during the period commencing on December 11, 2015 and continuing and including December 15, 2015, neither such Investor signatory thereto, nor any of its affiliates, will sell, contract to sell, pledge or otherwise dispose of any shares of common stock of the Company held by such Investor.
Each Leak-Out Agreement also provides that until January 15, 2016 (or earlier upon the occurrence of certain conditions) neither such Investor signatory thereto, nor any of its affiliates, will sell, on any trading day, more of the shares of common stock of the Company held by such Investor than the greater of (x) 200,000 shares of common stock or (y) 15% of the daily average composite trading volume of the Company’s common stock as reported by Bloomberg, LP on the applicable trading day (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof); provided, that the foregoing restrictions do not apply to any sales of shares of common stock occurring both (i) at a sale price at or above $0.20 and (ii) at a time the last price of the common stock on the principal trading market (as reported by Bloomberg, LP) is at or above $0.20 (in each case, subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar event after the date hereof).
Further, pursuant to the Leak-Out Agreements, the Company has agreed not to close an equity, or equity linked, financing during the period commencing on December 11, 2015 and ending on January 15, 2016.
The foregoing description of the Leak-Out Agreement does not purport to be complete, and is qualified in its entirety by reference to the Form of Leak-Out Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.    Other Events.

On December 14, 2015, the Company issued a press release announcing the Series A Warrant Amendment and the Series C Warrant Amendment. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1	Form of Amended and Restated Series A Warrant
4.2	Form of Amended and Restated Series C Warrant
10.1	Form of Leak-Out Agreement
99.1	Press Release Dated December 14, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AMEDICA CORPORATION
Date: December 14, 2015
By: /s/ Ty Lombardi
Name: Ty Lombardi
Title: Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Amended and Restated Series A Warrant
4.2	Form of Amended and Restated Series C Warrant
10.1	Form of Leak-Out Agreement
99.1	Press Release Dated September 14, 2015